UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 20, 2016

(Date of Report)

October 19, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01 - Other Events

On October 19, 2016, the Board of Directors for AmericaTowne, Inc., a Delaware corporation (the “Company”) terminated the offering set forth in the registration statement on Form S-1 and related prospectus, which had been deemed effective on November 5, 2015 (referred to herein as the “Offering”). The Offering had been set to terminate on the twelfth month anniversary of the effective date; however, the Board of Directors, in the interest of continuing with the processing of its Form 211 with FINRA, voted to terminate the Offering effective October 19, 2016. The Company sold 386,524 shares of common stock at $2.75/share in its direct public offering for a total of $1,062,941. The Company issued a press release disclosing the termination of the Offering.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d) Exhibits

Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date

10.1	Resolution of the Board	X
10.2	Press Release	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2016	AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary

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